                                                                   EXHIBIT 99.1

PRESS RELEASE                                                      [i2 LOGO]

i2 REPORTS RECORD Q4 AND 1999 RESULTS, DECLARES STOCK SPLIT
Quarterly Revenues of $175 million and EPS of $0.19 exceed expectations

DALLAS, TX
January 19, 2000

i2 Technologies, Inc. (Nasdaq: ITWO), the leading provider of intelligent eBusiness solutions, today announced results for the company's fourth quarter and year ended December 31, 1999. Total revenues, net income and fully diluted earnings per share for the fourth quarter of 1999 grew to $175.3 million, $17.1 million and $0.19 per share, excluding charges of $1.7 million associated with acquisitions. These results showed significant growth compared to fourth quarter 1998 total revenues of $113.6 million, net income of $4.1 million, and fully diluted earnings of $0.05 per share, excluding $0.6 million in acquisition-related charges. Consensus EPS expectation reported by First Call was $0.16.

License revenues increased 50% to $110.5 million for the fourth quarter of 1999, over $73.8 million for the same quarter a year ago. Total services and maintenance for the fourth quarter increased to $64.7 million in 1999, compared to $39.8 million in 1998.

Total revenues for the full year 1999 grew to $571.1 million, 55% greater than the $369.2 total revenues for 1998. Excluding charges of $6.6 million associated with acquisitions, net income for 1999 grew 134% to $30.1 million or $0.36 per fully diluted share, compared to 1998 net income of $12.8 million and $0.16 per fully diluted share, excluding charges of $7.6 million associated with acquisitions.

"Our growth was driven by i2's solutions for intelligent eBusiness, which make our customers more responsive to their customers' requirements, more efficient in managing their supply chains, and more profitable by improving their decision-making capabilities," said Sanjiv Sidhu, i2's founder and CEO.

As previously announced, i2 introduced TradeMatrix at the PLANET99 conference in Las Vegas in October. TradeMatrix is the world's first intelligent eBusiness portal to offer value-added services that span multiple digital marketplaces and are tailored for buyers, sellers, designers and service providers. i2 introduced the first vertical community within TradeMatrix by announcing HightechMatrix in December. HightechMatrix is a business-to-business marketplace within TradeMatrix that offers hosted services specifically for the high-tech industry. Compaq, Hewlett-Packard, Amkor and NCR were named as some of the initial participants in HightechMatrix, and more companies related to the high-tech industry are expected to become part of this intelligent digital marketplace, which will yield greater benefits to the entire community.

Mr. Sidhu added, "As our customers are becoming more familiar with the TradeMatrix offering and the value it will provide, we are seeing increased interest from them toward forming meaningful relationships."

The company also announced that its Board of Directors has approved a two-for-one stock split. The stock split will be effected as a 100% stock dividend. Common stockholders of record on February 3, 2000, will receive one additional share of common stock for each share of common stock held on the record date. The stock dividend will be paid on February 17, 2000.


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PRESS RELEASE                                                      [i2 LOGO]

i2 REPORTS RECORD Q4 AND 1999 RESULTS, DECLARES STOCK SPLIT
(PAGE 2)

OTHER ANNOUNCEMENTS MADE BY i2 THIS QUARTER

PARTNERS:
i2 and Aspect Development, Inc. announced a partnership agreement to create a comprehensive Product Lifecycle Management (PLM) solution that would optimize manufacturers' product development processes from conception through design, launch, production, through final phase-out. The agreement establishes a joint R&D and business development team including executives from both companies that will be responsible for crafting an end-to-end product lifecycle management solution for sale by both companies. The joint solution will use Aspect's eDesign for strategic product development coupled with i2's Product Lifecycle Management modules for market requirements, portfolio planning, resource planning and product transition planning.

i2 and The viaLink Company signed an agreement to provide a unique eBusiness solution to multiple markets via i2's intelligent eBusiness portal, TradeMatrix.com. In addition, i2 will become the supply chain partner on the viaLink public exchange for consumer goods manufacturers, suppliers and retailers.

i2 and RightWorks, the leading provider of e-procurement solutions, announced that RightWorks will power the indirect material procurement execution of TradeMatrix.com. With this agreement, RightWorks will be integrated within TradeMatrix.

CUSTOMERS:
i2 and Sun Microsystems announced the first live implementation of RHYTHM Marketplace Services(SM) for procurement collaboration with strategic suppliers. Using i2's RHYTHM Marketplace Services, Sun can securely exchange critical forecast information with its suppliers over the Internet and dramatically improve its ability to provide products to their customers in a timely and profitable manner. The RHYTHM Marketplace Services, implemented in a hosted environment, produces quick time-to-market, reduced infrastructure costs and improved collaboration.

Philips Consumer Electronics selected i2's RHYTHM(R) software as part of its global business process re-engineering project. The solution provides decision-making support across Philips' global supply chain, and forms the foundation for any future e-commerce. Philips Consumer Electronics is a global top three company in the fields of audio, video, communication and information technology.

Barnes & Noble, Inc., the nation's largest bookseller, licensed i2's solutions for intelligent eBusiness to ensure the highest level of customer satisfaction at its retail locations worldwide and its online shopping site, barnesandnoble.com. i2's solutions will link and optimize the inventory management, warehousing and transportation systems of both Barnes & Noble's retail stores and online site, enabling Barnes & Noble to dramatically enhance its ability to fulfill orders on time.

The Home Depot licensed i2's intelligent eBusiness solutions to enhance its supply chain management. The two companies have formed a strategic partnership to jointly develop collaboration solutions that will further facilitate the transfer of information and optimize the decision making between Home Depot and its partner network of over 7,000 suppliers worldwide.

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PRESS RELEASE                                                      [i2 LOGO]

i2 REPORTS RECORD Q4 AND 1999 RESULTS, DECLARES STOCK SPLIT
(PAGE 3)

OTHER ANNOUNCEMENTS MADE BY i2 THIS QUARTER

i2 also announced the successful "go-live" of i2's solutions at the Sherwin-Williams Company, the largest paint manufacturer, distributor and retailer of coatings and related products in North America. Sherwin-Williams, with sales of $4.9 billion in 1998, is using i2's RHYTHM solutions for supply chain planning.

i2 announced the successful completion of the initial phases of a supply chain project with British American Tobacco at its Southampton, UK plant. The project uses live feeds from SAP's R/3 order entry system and the company's own data capture system to plan and manage weekly demand in British American Tobacco's export markets. The project is one of the first based on i2's Consumer Goods & Retail template.

i2 and Alliant(R) Foodservice, one of America's largest food service distributors, announced that Alliant will implement i2's RHYTHM Marketplace Services. This solution will create an e-marketplace for Alliant's customers, vendors and other trading partners to collaborate with each other by improving customer responsiveness and reducing excess inventory costs. Alliant's e-marketplace will be part of TradeMatrix.

i2 signed a contract with a division of Caterpillar Inc. to purchase i2's eBusiness solutions. The RHYTHM solutions will allow Caterpillar's Building Construction Products Division to help create an efficient, high velocity environment, electronically linking the entire order fulfillment chain, and will also benefit from TradeMatrix.com.

SPECIAL RECOGNITION:
i2's RHYTHM suite won the Most Important Product of 1999 award from InformationWeek for its RHYTHM suite of solutions. InformationWeek honored i2 for its ability to help transform traditional businesses into e-businesses in 1999.

i2 was added to the Nasdaq-100 Index. The Nasdaq-100 Index reflects Nasdaq's largest companies across major industry groups, including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. The addition was effective with the market open on December 20, 1999.

i2 was also awarded top honors from Semiconductor International's 1999 Editor's Choice Best Product Awards Program. i2 was recognized for their innovative RHYTHM suite of semiconductor solutions that are used to improve production manufacturing operations and environmental responsibility in the semiconductor industry.

PLANET:
PLANET99(SM), the high velocity business summit, founded by i2 Technologies and sponsored by companies including Andersen Consulting, Compaq, Deloitte Consulting, Ernst & Young, Hewlett-Packard, IBM, KPMG, Microsoft, PricewaterhouseCoopers and Sun Microsystems, drew a record number of attendees in 1999. The annual conference, which has experienced tremendous growth in attendance since its inception in 1997, brought nearly 5,000 people to the Venetian Hotel in Las Vegas, NV, October 10-13, 1999 to hear industry luminaries such as Steve Ballmer, president of Microsoft Corporation, Bill Joy, co-founder and chief scientist of Sun Microsystems and Sanjiv Sidhu, CEO of i2 Technologies speak.

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PRESS RELEASE                                                      [i2 LOGO]

i2 REPORTS RECORD Q4 AND 1999 RESULTS, DECLARES STOCK SPLIT
(PAGE 4)

ABOUT i2:
i2 is the leading global provider of intelligent eBusiness solutions. Founded in 1988, i2's vision is to add $50 billion of value for its customers by the year 2005. i2 is headquartered in Dallas, TX, has approximately 2,800 employees and maintains offices worldwide. For additional information, visit i2 on the Web at www.i2.com, or attend PLANET2000, San Diego, Oct. 8-11, http://www.PLANET.i2.com, 1-877-4PLANET.

TradeMatrix(TM) is i2's dynamic Internet marketplace that provides an open digital community powered by i2's advanced optimization and execution capabilities for improved decision-making. TradeMatrix offers the broadest spectrum of hosted services available enabling customers, partners, suppliers, and service providers to conduct business in real-time, and to make more profitable decisions.

CAUTIONARY LANGUAGE:
This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected delivery and benefits of use of the Company's products, anticipated benefits from relationships with other companies, and the joint development of solutions. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact the Company's financial results, please refer to the Company's recent filings with the SEC, particularly the Form 8-K filed November 30, 1999 and the Form 10-Q filed November 15, 1999.


CONTACT:
Brent Anderson                                  Lara Kohl
i2 Technologies, Inc.                           i2 Technologies, Inc.
brent_anderson@i2.com                           lara_kohl@i2.com
(469) 357-6012                                  (469) 357-3246

PRESS RELEASE                                                      [i2 LOGO]


                             i2 TECHNOLOGIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       Three Months Ended                      Year Ended
                                                                           December 31,                        December 31,
                                                                  ----------------------------        ----------------------------
                                                                     1998              1999              1998              1999
                                                                  ----------        ----------        ----------        ----------
                                                                           (unaudited)
Revenues:
      Software licenses                                           $   73,802        $  110,546        $  234,316        $  352,597
      Services                                                        25,613            43,505            91,726           147,893
      Maintenance                                                     14,177            21,217            43,115            70,620
                                                                  ----------        ----------        ----------        ----------
            Total revenues                                           113,592           175,268           369,157           571,110
                                                                  ==========        ==========        ==========        ==========
Costs and expenses:
      Cost of software licenses                                        2,286             6,160             7,967            17,981
      Cost of services and maintenance                                24,829            34,751            77,459           125,934
      Sales and marketing                                             39,064            58,625           129,978           194,752
      Research and development                                        26,828            37,172            94,199           132,278
      General and administrative                                      12,340            14,134            38,191            53,188
      In-process R&D and acquisition-related expenses                    574             1,727             7,618             6,552
                                                                  ----------        ----------        ----------        ----------
            Total costs and expenses                                 105,921           152,569           355,412           530,685
                                                                  ----------        ----------        ----------        ----------
Operating income                                                       7,671            22,699            13,745            40,425
Other income, net                                                      1,663             3,223             8,753             7,642
                                                                  ----------        ----------        ----------        ----------
Income before income taxes                                             9,334            25,922            22,498            48,067
Provision for income taxes                                             5,829            10,507            17,279            24,552
                                                                  ----------        ----------        ----------        ----------
Net income                                                        $    3,505        $   15,415        $    5,219        $   23,515
                                                                  ==========        ==========        ==========        ==========
Net income per share                                              $     0.05        $     0.20        $     0.07        $     0.31
Net income per share, assuming dilution                           $     0.04        $     0.17        $     0.07        $     0.28
Weighted average common shares outstanding                            71,227            77,025            71,794            75,209
Weighted average common shares outstanding,
      assuming dilution                                               80,672            88,279            78,530            83,692

EXCLUDING IN-PROCESS RESEARCH & DEVELOPMENT
     AND ACQUISITION-RELATED EXPENSES

Net income                                                        $    4,079        $   17,142        $   12,837        $   30,067
Net income per share                                              $     0.06        $     0.22        $     0.18        $     0.40
Net income per share, assuming dilution                           $     0.05        $     0.19        $     0.16        $     0.36

PRESS RELEASE                                                      [i2 LOGO]

                             i2 TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                    December 31,          December 31,
                                                                                       1998                  1999
                                                                                   -------------         -------------
                                 ASSETS
Current assets:

      Cash and cash equivalents                                                    $      62,611         $     454,585
      Short-term investments                                                              93,387               124,806
      Accounts receivable, net                                                           127,677               157,586
      Prepaid and other current assets                                                     9,357                10,576
      Income tax receivable                                                                   50                    31
      Deferred income taxes                                                                5,070                15,868
                                                                                   -------------         -------------
            Total current assets                                                         298,152               763,452
Furniture and equipment, net                                                              31,628                50,483
Deferred income taxes and other assets                                                    15,028                47,614
                                                                                   -------------         -------------
            Total assets                                                           $     344,808         $     861,549
                                                                                   =============         =============

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                             $      11,675         $      20,039
      Accrued liabilities                                                                 45,225                81,246
      Deferred revenue                                                                    51,229                72,617
      Current portion of debt                                                              5,032                    --
      Income taxes payable                                                                 2,213                 4,511
                                                                                   -------------         -------------
            Total current liabilities                                                    115,374               178,413
      Long term debt                                                                     --                    350,000
Deferred income taxes                                                                        448                   968

                                                                                   -------------         -------------
            Total liabilities                                                            115,822               529,381
                                                                                   -------------         -------------
Stockholders' equity:
      Preferred Stock, $0.001 par value, 5,000,000 shares authorized,
         none issued                                                                          --                    --
      Common Stock, $0.00025 par value, 500,000,000 shares
         authorized, 71,475,699 and 77,705,666 shares issued
         and outstanding, respectively                                                        18                    19
      Additional paid-in capital                                                         214,940               297,902
      Accumulated other Comprehensive Loss                                                  (833)               (4,126)
      Retained earnings                                                                   14,861                38,373
                                                                                   -------------         -------------
            Total stockholders' equity                                                   228,986               332,168
                                                                                   -------------         -------------
            Total liabilities and stockholders' equity                             $     344,808         $     861,549
                                                                                   =============         =============